UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 5, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500


        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


INFORMATION INCLUDED IN THIS REPORT

Item 1.02.  Termination of a Material Definitive Agreement.

As more fully described under Item 2.01 below, upon the closing of the sale of the operating assets of Fleetwood Retail Corp. and its subsidiaries on August 5, 2005, the Company paid the outstanding balance on its retail flooring lines, including its Wholesale Security Agreement dated August 21, 2002, as amended, supplemented and modified from time to time, among Textron Financial Corporation and several of the Company's subsidiaries (the "Security Agreement"). Outstanding borrowings and interest under the Security Agreement were approximately $23,072,364. The payment of the outstanding balance also terminated the Security Agreement and the Company's guaranty of its subsidiaries' obligations under the facility.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 5, 2005 (the "Closing Date"), Fleetwood Enterprises, Inc. (the "Company") and several of its subsidiaries, including Fleetwood Retail Corp. (collectively, the "Seller Subsidiaries"), completed the sale of substantially all of the operating assets of the Seller Subsidiaries related to the Company's retail manufactured housing operations. The assets included inventory, real property, other fixed assets and prepaid rent at selected Company-operated retail stores. The sale was pursuant to an Asset Purchase Agreement dated as of July 7, 2005 (the "Purchase Agreement") with CMH Homes, Inc. and CMH of KY., Inc. (collectively, "Buyers"), both of which are subsidiaries of Clayton Homes, Inc., which itself is a subsidiary of Berkshire Hathaway Inc. The Purchase Agreement was attached as an exhibit to a Form 8-K filed by the Company on July 12, 2005.

The Buyers also assumed the Seller Subsidiaries' obligations under leases relating to those retail stores that were open and operating as of the Closing Date. The Company retained ownership of stores that are sublet to an independent dealer, certain of the stores where the Company had previously prepaid the rent under the terms of a sale/leaseback arrangement, and the several previously closed stores, and also retained ownership of various other miscellaneous assets. The aggregate sale price was $74 million, subject to certain adjustments as set forth in the Purchase Agreement, including a post-closing adjustment to reflect the actual amount of inventory on hand at the Closing Date. Upon the closing of the transaction, the Company paid off its retail flooring facilities, including the facility described in Item 1.02 of this Form 8-K, in the aggregate amount of $31.3 million and the portion of the Company's secured credit facility supported by Fleetwood Retail Corp. in the amount of $48.2 million.

In connection with the closing of the transaction, the Company entered into a closing agreement which modified certain closing conditions under the Purchase Agreement and provided that the Buyers would hold back $8 million of the purchase price until the satisfaction of certain such conditions, including the delivery to Buyers of certain deeds to real property, title insurance commitments, and title documents to vehicles and manufactured homes. In addition, as provided for in the Purchase Agreement, the Company, the Seller Subsidiaries and Buyers entered into a customary non-competition agreement.


                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 10, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/ Leonard J. McGill
                                       --------------------------
                                       Leonard J. McGill
                                       Senior Vice President,
                                       General Counsel and Secretary